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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 30, 2006

POSITRON CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-24092	76-0083622
(State or other jurisdiction	Commission File No:	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas		77084
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:     (281) 492-7100

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

(a)	On May 30, 2006, Ham, Langston & Brezina, L.L.P. ("HLB"), the Registrant's accountants informed the Registrant that they were resigning as the Registrant's certifying independent accountants.

     HLB's audit report on the financial statements for the year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles but was qualified on a going concern basis.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding the resignation of HLB, there were no disagreements with HLB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of HLB, would have caused HLB to make reference to the subject matter of the disagreements in connection with its report.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding the resignation of HLB, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

     The Registrant has provided HLB with a copy of its disclosures in response to Item 304(a) of Regulation S-K. The Registrant has requested that HLB review the disclosure and furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. Such letter will be filed by amendment as an exhibit to this Report upon receipt of the same.

     (b) The Registrant has not as yet engaged new certifying accountants

.Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

16.1	Letter of Ham, Langston & Brezina, L.L.P. dated May 31, 2006

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION /s/ Patrick G. Rooney Patrick G. Rooney Chairman of the Board
Date: May 31, 2006